REVISED ATTACHMENT 1

To Revised Schedule A of the Investment Management Agreement, dated April 27, 2001, by and between USAllianz Advisers, LLC (now Allianz Investment Management
LLC) and USAllianz Variable Insurance Products Trust (now Allianz Variable Insurance Products Trust).

FEES PAYABLE TO THE MANAGER PURSUANT TO REVISED SCHEDULE A TO THE INVESTMENT MANAGEMENT AGREEMENT SHALL BE CALCULATED AT THE FOLLOWING ANNUAL RATES UNTIL SUCH TIME AS THIS ATTACHMENT 1 IS FURTHER REVISED.


                                              RATE
FUND             (Average Net Assets in Millions (M) for Funds with Breakpoints)



                                            FIRST $200M             THEREAFTER
 AZL AIM International Equity Fund*..............0.80%..................0.75%
                                             FIRST $200M            THEREAFTER
 AZL BlackRock Capital Appreciation Fund*........0.70%..................0.65%
                                                         ALL ASSETS
 AZL Columbia Small Cap Value Fund..........................0.85%



                                       FIRST $100M     NEXT $400M     THEREAFTER
 AZL Davis NY Venture Fund...................0.75%..........0.70%..........0.65%
                                                         ALL ASSETS
 AZL Dreyfus Equity Growth Fund.............................0.70%

                                       FIRST $100M     NEXT $400M     THEREAFTER
 AZL Eaton Vance Large Cap Value Fund*.......0.75%..........0.70%..........0.65%
                                                         ALL ASSETS
 AZL JPMorgan U.S. Equity Fund..............................0.75%

                                                FIRST $100M          THEREAFTER
 AZL MFS Investors Trust Fund....................0.75%...................0.70%
                                                         ALL ASSETS
 AZL NACM International Growth Fund.........................0.80%
                                                         ALL ASSETS
 AZL NFJ International Value Fund...........................0.80%
                                                         ALL ASSETS
 AZL OCC Growth Fund........................................0.65%
                                                         ALL ASSETS
 AZL Schroder Emerging Markets Equity Fund..................0.95%

                                       FIRST $100M     NEXT $400M     THEREAFTER
 AZL Van Kampen Equity and Income Fund.......0.70%.........0.675%..........0.65%
                                                         ALL ASSETS
 AZL Van Kampen International Equity Fund*..................0.80%

                                                FIRST $100M           THEREAFTER
 AZL Van Kampen Growth and Income Fund..........0.675%...................0.65%
 AZL Van Kampen Mid Cap Growth Fund..............0.80%...................0.75%

______
*Effective through at least April 30, 2010.

Acknowledged:


 Allianz Variable Insurance Products Trust

 By:   /s/ Brian Muench
      _______________________________
 Name:  Brian Muench
 Title: Vice President




 Allianz Investment Management LLC



 By: /s/ Jeffrey Kletti
     ___________________________
 Name: Jeffrey Kletti
 Title: President

                                                             Updated: 10/26/2009